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              NICHOLAS-APPLEGATE INSTITUTIONAL INVESTORS FUND, LLC
                            EMERGING COUNTRIES SERIES
                       FORM OF PRIVATE PLACEMENT AGREEMENT

      This Private Placement Agreement (this "Agreement") is made as of this _________ day of ______________, 2000 by and between Nicholas-Applegate Institutional Investors Fund, LLC ("Company"), on behalf of the Emerging Countries Series ("Series"), and Nicholas-Applegate Securities, a California limited partnership ("Placement Agent").

      WHEREAS, the Company is a limited liability company organized in the State of Delaware and the Series is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Placement Agent is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers Inc., and

      WHEREAS, the Company desires to retain the Placement Agent to provide services in connection with the private placement of membership interest ("Shares") in the Company with respect to the Series, and is willing to provide such services upon the terms set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

Section 1. APPOINTMENT OF PLACEMENT AGENT.

      The Company hereby appoints the Placement Agent as the exclusive placement agent of Shares of the Series, and the Placement Agent hereby accepts such appointment and agrees to act hereunder.

Section 2. PRIVATE PLACEMENT OF SHARES

      (a) The Placement Agent understands and agrees that Shares of the Series may only be offered and sold to other investment companies, registered broker-dealers, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities or persons ("Qualified Investors") that are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended ("1933 Act"), in private placement transactions that do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act ("Private Placements").

      (b) The Company, or any agent of the Company designated in writing by the Board of Trustees of the Company ("Board"), will be promptly advised of all purchase orders for Shares of the Series received by the Placement Agent. The Company reserves the right to reject any purchase order if, in its reasonable good faith discretion, the

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           Company reasonably believes that the potential investor is not a
           Qualified Investor or that the offer and sale of Shares to such investor would not be in the best interest of the Series and its members. The Company (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment therefore, will deliver deposit receipts for Shares pursuant to instructions of the Placement Agent or investor. Payment will be made to the Company (or its agent) in New York Clearing House funds or federal funds. The Placement Agent agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

Section 3. DUTIES OF THE PLACEMENT. AGENT.

      (a) The Placement Agent agrees to offer and sell Shares of the Series only to Qualified Investors in Private Placements and to no other person or entity in any other transaction. Sales of Shares of the Series shall be on the terms described in the Company's Registration Statement on Form N-2 under the 1940 Act ("Registration Statement") or as set forth by the Board.

      (b) The Placement Agent understands and agrees that it will not receive any commissions or other remuneration or compensation in connection with offers and sales of Shares of the Series. The Placement Agent will bear all of the costs and expenses it incurs in fulfilling its obligations hereunder.

      (c) In selling Shares of the Series, the Placement Agent agrees to use its best efforts in all respects to conform with the requirements of all federal and state laws and NASD rules and regulations relating to the offer and sale of such Shares. The Placement Agent is not authorized by the Company to give any information or to make any representations, other than those contained in the Registration Statement and any other literature or documentation approved by the appropriate officers of the Company.

      (d) The Placement Agent will be the exclusive placement agent of Shares of the Series appointed by the Company; however, the Placement Agent is an independent contractor and may enter into like arrangements with other investment companies.

Section 4. DUTIES OF THE COMPANY.

      (a) Subject to the possible suspension of the sale of Shares of the Series, and the right to reject orders, the Company agrees to sell shares of the Series so long as Shares are available for sale and permissible under Regulation D.

      (b) The Company (or its agent) agrees to furnish the Placement Agent with copies of all information, financial statements and other documents that the Placement Agent may reasonably request for use in connection with the placement of Shares, which information shall include one certified copy, upon request by the Placement Agent,


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           of all financial statements prepared for the Company by its independent public accountants. The Company (or its agent) will make available to the Placement Agent such number of copies of the Registration Statement and annual and interim reports as the Placement Agent may reasonably request.

      (c) The Company agrees to use its best efforts to take all necessary action to secure an exemption from the registration and qualification requirements of federal and state securities laws in connection with the offer and sale of Shares of the Series it may deem necessary. The Company agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or omission to state a material fact in the Registration Statement which omission would make the statements therein not misleading.

Section 5. INDEMNIFICATION.

      (a) The Company agrees to indemnify, defend and hold the Placement Agent, its partners and officers, and any person who controls the Placement Agent within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Placement Agent, its partners and officers or any such controlling person may incur under the federal and state securities laws, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Placement Agent to the Company for use in the Registration Statement; provided, however, that this indemnity provision shall not inure to the benefit of any such partner, officer or controlling person unless a court of competent jurisdiction shall determine, in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct by (a) vote of a majority of a quorum of Board of Trustees of the Company who are neither "interested persons" of the Company or Placement Agent as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

      (b) The Placement Agent agrees to indemnify, defend and hold the Company, its officers and trustees and any person who controls the Company, if any, within the meaning of


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           Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers, Board of Trustees or any such controlling person may incur under the federal and state securities laws or under common law or otherwise, but only to the extend that such liability or expense incurred by the Company, its officers, Board of Trustees or any controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Placement Agent to the Company for use in the Registration Statement or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading.

Section 6. DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) This Agreement shall become effective with respect to the Series as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by a vote of a majority of the outstanding voting securities of the Shares of the Series, and (b) by the vote of a majority of those Trustees of the Company who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting upon such approval.

      (b) This Agreement may be terminated with respect to the Series at any time, without the payment of any penalty, by a majority of the outstanding voting securities of the Series, or by the Placement Agent, on not less than sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      (c) The terms "affiliated person," "assignment" interested person" and "vote of a majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

Section 7. AMENDMENTS TO THIS AGREEMENT.

      This Agreement may be amended with respect to the Series by the parties only if such amendment is specifically approved by (a) the Board of Trustees, or by a vote of a majority of the outstanding voting securities of the Series and
(b) by the vote of a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 8. GOVERNING LAW.


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      The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws (and not the laws of conflicts of law) of the State of California as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the Applicable law of the State of California, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

Section 9. MISCELLANEOUS.

      Notices of any kind to be given to the Placement Agent by the Company shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to the Placement Agent at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138,
Attention: General Counsel, or at such other address or to such individual as shall be so specified by the Placement Agent. Notices of any kind to be given to the Company hereunder by the Placement Agent shall be in writing and will be duly given if mailed or delivered to the Company at 600 West Broadway, 30th Floor, San Diego, California 92101, Facsimile: (619) 687-8138, Attention:
Secretary, or at such other address or to such individual as shall be so specified by the Company to the Placement Agent.


NICHOLAS-APPLEGATE INSTITUTIONAL
     INVESTORS FUND, LLC                  NICHOLAS-APPLEGATE SECURITIES



By:                                       By:
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Title:                                    Title:
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